EXHIBIT 99.1

Sunterra Corporation

Conference Call Transcript
June 28, 2006

P R E S E N T A T I O N

Operator
Good day, ladies and gentlemen, and welcome to the Sunterra Corporation conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being reported for replay purposes. I would now like to turn the call over to Ms. Marilyn Windsor, Vice President of Investor Relations. Please proceed.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Good afternoon everyone, and thank you for joining us today. On the call are our Interim President and Chief Executive Officer, Jim Weissenborn, and Bob Krawczyk, our Chief Financial Officer.

During today's call we will make statements regarding our Company's or management's intentions, expectations or predictions of the future, any and all of which constitute forward-looking statements under the Safe Harbor provision of the Private Securities Reform Act of 1995. Actual results may differ from our discussion today. The Company cautions that these statements are not guarantees of future performance, and involve risks, uncertainties, and other factors that may cause results to differ materially from those anticipated at the time such statements are made.

Certain of these risks and uncertainties, including our Audit and Compliance Committee's ongoing investigation, are noted in the news release issued on Friday, June 23, 2006 and with our SEC filings, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be obtained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Jim Weissenborn is going to start off the call today with some commentary on recent events. After that we will have the rest of the time to answer your questions.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Good afternoon everyone. First, a word about my background, what we are currently doing, what has gone on in the first week, and then I hope to address matters of interest to all of us.

First of all, my background. I am a partner with a firm called Mackinac Partners. We are a boutique financial advisory firm. Some of you know us. We do a lot of work in distressed situations, but we also work significantly with public companies, growth situations, and we also do some private equity investing.

I've been associated with Sunterra as far back as October of 2000, a couple months after the Company filed bankruptcy. My primary responsibilities were to oversee the redirection of what used to be known as Sunterra Financial Services. I also played a very active role in sourcing the second debtor-in-possession facility and the exit financing.

I rejoined the Board -- or joined the Board actually in April of 2004. The Company exited from bankruptcy in July of 2003. And I have been on the Board since April 2004. Because of that, I'm very familiar with the Company. I know the management team. I know the management team down to middle management, and in some cases even further than that. I think the Board asked me to get involved in this situation as it has currently evolved because of that familiarity with the Company and the management, my industry experience and my experience in distressed situations and capital markets.

I have been here almost a week. Much of this week has been devoted to assessment. The situation the Company finds itself in currently has created a fairly significant distraction. My objectives at this time are to stabilize operations, solve problems, and drive strategic decisions with respect to the Europe assessment and our obligations to constituents, including shareholders.

I have no historical bias, other than I believe that this is a great Company and that there is significant value here. This management team would like to create an ongoing dialogue with investors and interested constituents, and we would like for that dialogue to be as fulsome as possible. As you know, there are currently limitations. The first, most significant of which is the ongoing investigation. By definition, since it is independent, it is not a wide-open process. All are incentived to conduct a fair and thorough process. Of course, everybody is thoroughly incentived to get through this process while conducting it in a fair and thorough manner, as quickly as possible.

The other limitation, as you know, is that we are late in filing our quarterly filings with the SEC. It certainly restrains our ability to have substantive financial discussions. Within those constraints, I'll do my best to update you on as many important issues surrounding Sunterra as I can. Later, we will conduct a Q&A session.

First and foremost, the Audit Committee investigation. The investigation of certain alleged improprieties in Europe is ongoing. WilmerHale is leading the investigation. The fact-finding portion of this investigation we expect to conclude by July 15th. Very soon thereafter, or as soon as humanly possible, WilmerHale expects to report to the Audit Committee its recommendations and any related remedial measures. As soon as we can, we will report to you on the status of the investigation and the outcome of the investigation, and certainly that won't happen until it is concluded.

I want to make an important point here. The alleged improprieties are focused on Europe. This management team is not aware of any focus beyond Europe. Of course, as you know, there are also certain other related significant issues, such as our status as a non-timely filer with the SEC. Given the above timeline, and what we know today, we hope to complete any necessary restatements, to engage auditors, and achieve timely filer status by early September.

With respect to that objective of achieving timely filer status, we're working with Grant Thornton to complete any necessary restatements, and we are engaged in constructive dialogue to engage an independent accountant. We will update you as soon as we know more and as is appropriate.

Of course, also related to this is we would love to -- we would like to be able to maintain our listing with NASDAQ. Last Thursday, June 22, we had a hearing in front of a NASDAQ panel. The attendees were Bob Krawczyk, our new CFO; Fred Bauman, our General Counsel; Jim Dickerson, who is Chairman of our Audit Committee; and of course outside counsel was also present. As expected, we requested an extension to execute steps necessary to achieve timely filer status by the date I previously gave you, or by the time I previously gave you, which is early September. We are currently awaiting their decision and we will update you as soon as we know something. And I can provide no other guidance other than that because we don't know anything other than that, other than we hope that NASDAQ will render an extension.

Europe and Europe operations, we're aggressively pursuing the previously announced restructuring. While we continue to work through that process, our estimates and expectations remain consistent with those provided in the May 3 8-K.

We have engaged Channin Capital to assess, value and assist management in considering the strategic alternatives with respect to Europe, including a sale of Sunterra Europe. In addition, we have received an indication of interest from a private European time-share enterprise. We need to conclude our deliberations -- while in order to conclude our deliberations with respect to this offer and our strategic alternatives, we certainly need to conclude this investigation and the assessment that Channin Capital is helping us with.

There are a lot of concerns and questions around our U.S. business. We would very much like to provide specific numbers, but since the investigation is ongoing, we can't currently engage in those substantive financial discussions. And as you know, the bulk of our revenues now come from North American operations. So let me see if I can provide a little bit of a view as to the progress in North America.

We continue to grow by double digits on a top-line VI -- the top-line VI basis, and we expect that trend to continue. And when I say over what timeline, I'm talking about the second fiscal quarter, and what we know about what would be the third fiscal quarter.

Cost of sales is stable on a percentage basis to historical levels. And we're definitely experiencing favorable trends on ASM expense as a percentage of VI revenue, Vacation Interest revenue. Vacation interest margin, VI revenues, less ASM, less cost of sales, we're also seeing very significant improving trends that are exceeding our expectations. And we hope that trend continues.

Our liquidity position is strong. At this point in time, we have over $25 million in cash, and there is in excess of $130 million in excess borrowing capacity on our lines with Merrill Lynch. We believe to be in good standing with our lender, and we believe we have the financial flexibility to continue funding the positive momentum that we're seeing in U.S. operations and to invest in new inventory levels.

Our loan portfolio continues to perform well as delinquencies in excess of 60 days are steady at 2.4% of total outstanding balances. During the second quarter the average FICO score on originated receivables was approximately 726. In short, our balance sheet is very strong. We have very, very positive momentum in U.S. operations. And we believe that we're poised to continue the growth trends we've seen and take advantage of the many opportunities in vacation ownership.

Those are the extent of my prepared comments. I'm going to turn this back over to Marilyn to open up a Q&A session.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Could you please open the call for our audience please to ask their questions?

Q U E S T I O N S   A N D   A N S W E R S

Operator
(OPERATOR INSTRUCTIONS). Mike Gallo.

Michael Gallo - CL King & Associates - Analyst

You know, just a couple of quick questions. I know you mentioned obviously you've hired, it sounds like an investment banker, to look at potential strategic alternatives for Europe. I was wondering whether outright sale of all Sunterra is also something that's under consideration at this time, or whether the strategic alternatives part is contained just to the European operation.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

At this time we have not hired an investment banker to consider the sale of all of Sunterra vis-à-vis Europe. Europe represents sort of a special set of circumstances with which we're all familiar. And I can't really at this time -- my comment on strategic alternatives available to the Company, particularly until this investigation is concluded, other than to say that this management team will be very much dedicated to all the objectives of all our constituents to and including unlocking shareholder value.

Operator

Will Marks with JMP Securities.

Will Marks - JMP Securities - Analyst

Sorry about the speakerphone, there are some others in my office. Quickly a few questions. The $25 million cash balance, is that -- that is as of when?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Today.

Will Marks - JMP Securities - Analyst

That's today.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Yesterday.

Will Marks - JMP Securities - Analyst

Okay. And on the NASDAQ, is there a typical period for extensions that is usually offered?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I believe if you go to their website, they usually render their decisions within 30 days, but it's completely at their discretion.

Will Marks - JMP Securities - Analyst

Okay, and then how long is the extension that you asked for?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

90 days.

Will Marks - JMP Securities - Analyst

And I gather that you -- everything you have told us is what you based that request on, right?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

That's correct.

Will Marks - JMP Securities - Analyst

And then just a final question. I think it would be helpful -- I don't think you mentioned the reason -- I mean we have a good idea of why Steve West has left, but maybe any thoughts along those lines would be helpful.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Steve West is, as we alluded to in the press release, it's horrible timing, but he had a fantastic other opportunity and he is pursuing that opportunity, whether I want to kick him in the pants for the timing or not.

Will Marks - JMP Securities - Analyst

That is very helpful. Thanks.

Operator

Henry Coffey with Ferris Baker.

Henry Coffey - Ferris, Baker Watts - Analyst

First, a simple question. I missed your comment on the average FICO score.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I believe, Henry, 726.

Henry Coffey - Ferris, Baker Watts - Analyst

You said you had $25 million of cash on the balance sheet right now?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Correct.

Henry Coffey - Ferris, Baker Watts - Analyst

How is that broken down between restricted and unrestricted cash?

Bob Krawczyk - Sunterra Corporation - CFO

That is all non-restricted.

Henry Coffey - Ferris, Baker Watts - Analyst

What is the restricted -- what is the restricted balance?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I don't know. We'd have to get that for you.

Henry Coffey - Ferris, Baker Watts - Analyst

Let me ask the question a different way. If we look back at the December balance sheet, the restricted balance is composed of what?

Bob Krawczyk - Sunterra Corporation - CFO

The restricted balance is composed of a number of different cash funds, one being as it relates to our on balance sheet securitization of about $12 million. We also have a number of different restricted funds as it relates to HOA funds and a few others in Europe. So for the most part, that $25 million has nothing to do with either one of those or anything that relates to the restricted cash funds.

Henry Coffey - Ferris, Baker Watts - Analyst

I'm just focused on December because that's the number I have. That restricted cash eventually accrues to you though in one fashion or another. If all your administrative contracts were for sale, and if all your loans were paid off, and if all your - whatever sales obligation you had were met, that cash eventually comes to you anyway, correct?

Bob Krawczyk - Sunterra Corporation - CFO

Not necessarily. In some situations it will end up with the HOA, but for the most part, we do see a lot of that cash flowing back to us, again, either through the heating process of some of the loans we have when they come out of escrow, or through our contracts with the HOAs -- management contracts and operating contracts with the HOAs. So a good piece of that will flow back.

Henry Coffey - Ferris, Baker Watts - Analyst

That's a lot of money. I am just sort of imagining that I am looking at a December balance sheet and trying to decide how much of the restricted cash I could throw into your pocket and how much of it ends up elsewhere.

Bob Krawczyk - Sunterra Corporation - CFO

At this point in time I don't have that breakdown for you. I can always put that together and --.

Henry Coffey - Ferris, Baker Watts - Analyst

That would be great. And you all have my e-mail. If you could send it, that would be wonderful. The second question is, we are still trying to put all of this -- the investigation in context. And is it fair to say that the issues at hand are much bigger than just $4 million of unpaid payroll taxes in Spain, or is that it?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

We really can't say anything until the investigation concludes. What I am trying to do is paint a picture for you that that is going to happen sooner than later, so that we will -- I will be at a point where we can have a more complete discussion about it.

Henry Coffey - Ferris, Baker Watts - Analyst

So sort of mid-July you'll be able to sit down with us and at least go over these things?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well, they'll conclude -- WilmerHale will conclude their investigation by--the fact-finding portion--by July 15th.

Henry Coffey - Ferris, Baker Watts - Analyst

Then they report to the Board?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Then they get to the Audit Committee, and the Audit Committee deliberates, makes a presentation to the full Board. And we will be brought into the loop as the Board sees appropriate, depending on what those findings and recommendations are.

Henry Coffey - Ferris, Baker Watts - Analyst

The unfair question I have, and I think -- I know you think there's considerable value there, but in the absence of any kind of number, the predominant amount of your stock is set at North of 15. Most of the stock held by the Board is in the form of options, almost all of which are options at price above 15.

With the stock where it is, what steps can you take internally to kind of re-motivate management to do something besides -- you're in the situation right now, you either create a homerun or you get nothing. So what steps is the Board likely to take to kind of re-incentivize the team to do something besides heroic -- I guess you would call it homerun derby. It's either a heroic success or none of your options are worth anything. What are you going to do about that?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well first of all, let's put the options in historical -- so maybe there is a perspective, so there's a little more perspective as to what happened here and what the Board has been driving over the last couple of years from a compensation standpoint.

I don't know what percentage -- it may be all of them, but in any case, an extremely high percentage of those options were granted, and the strike prices were set when the Company exited bankruptcy. As those of you know how that process works, that 15.25 was the estimated exit value, and there are many elements of negotiation in a bankruptcy as to how that value is derived.

And if there is a range of value of true theoretical value to which investment bankers opine, the rest of it within that range is whatever you can make it to get out of bankruptcy. And that's just a simple truth. And therefore those strike prices, which is fairly common, are set at that exit value.

Clearly it became clear to us as the Company moved through the years post bankruptcy that that may not be the best method to incent management to create value. So over last year, and I don't have the numbers in front of me, and for that I apologize. But last year we moved to -- we adopted a new plan and we moved to a restricted stock plan. Clearly under current -- and by the way, and just what would normally happen under normal circumstances is that management has goals and objectives, the Company has goals and objectives, and depending on your level within the Company and your role in driving that value and meeting those goals and objectives, there would be -- as you would see in most companies, there would be additional grants over time, usually tied to the year-end budget and evaluation cycle.

In this situation, part of what I need to do as part of my assessment and as issues unfold here over the next month to two to three is I need to assess what strengths and weaknesses we have in the management team. As well, I need to assess and recommend to the Board those -- and using those tools at our disposal, those compensation formulas that will help drive our objectives.

So I'm very aware of the issue. It's very common in these situations. I'm not prepared to discuss my initial assessments or any particular recommendations. In fact, I want to see what happens with the investigation.

Henry Coffey - Ferris, Baker Watts - Analyst

I've got a lot of other questions, but I think this is a great process and I just want you to keep doing it, so I appreciate it. So let's --.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Thank you.

Operator

Joni Jenson with McMahon.

Joni Jenson - McMahon - Analyst

I just had a question on the potential technical default on the convert. I know that the Company is contending that there isn't a technical default. Can you maybe walk me through the timeline for resolution of this?

And also, given that the cure period ends on August 2nd, what happens at that point? And lastly on your Merrill Lynch line, will you be able to draw under that if needed if a default is determined on the convert, or would you need to get a waiver from them?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Let me tell you what I know today. You set out most of the facts, and maybe I should just review them for everybody else on the call. Clearly the Company disagrees with the trustees' notice of purported default. We believe the indenture requires the Company only to send copies of its SEC reports to the trustees within 15 days of the date of filing with the SEC. It doesn't require that the Company's filings with the SEC be timely.

The trustee, yes, will probably likely at the end of the notice period will probably likely send us a notice of default. And we intend to respond that that notice is improper, that it's not a technical default, and that it's not a default of all. The trustee would then probably need to sue us to pursue the matter further. I can't speak for them.

There are several other situations out there in the marketplace that I believe are being litigated. I don't know that there's any specific resolution. With respect to Merrill Lynch, I can't speak for Merrill Lynch, but we discussed this with them and we believe they support our interpretation of the indenture, and we don't have any reason to believe -- because our position would be it's not a default. So while there may be cross defaults, if our position is that there isn't a default, then we are not in any jeopardy under our senior secured lending facility.

Joni Jenson - McMahon - Analyst

Right, but let's just say hypothetically it is determined to be a default. Would you then need to get some sort of waiver or amendment from Merrill Lynch in order to continue to have access to the line?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Of course. And we -- believe me, we wouldn't -- we are not sitting around and waiting for something to happen. We are being proactive in discussions with all our senior secured components of our balance sheet, which is primarily Merrill Lynch. And we will be prepared for every eventuality.

Joni Jenson - McMahon - Analyst

So at this point, do you have an opinion on whether or not you would be successful in obtaining the necessary waivers or amendments from them?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I don't -- I think the strongest way I could put it at this point, because I can't speak for -- first of all, we have sufficient cash flow. We are not borrowing significantly on our lines. So it's not a -- we are not in a liquidity -- often what happens in these situations is you enter into a debt liquidity spiral. Our cash flow is strong. We are not borrowing. We are in constant communication with our lenders. They, we believe, support our position. I can't speak for them. And I'm confident that this won't be an issue.

Operator

Jeffrey Tuck with Huntsinger-Jeffer.

Jeffrey Tuck - Huntsinger-Jeffer - Analyst

My question goes back to May 2000 when you guys first filed for bankruptcy, and we sat in New York in the Credit Committee, and I thought we put all this accounting problems behind us. How does it, six years later, come back up again? What kind of controls didn't you have, and what are you going to do this time to make sure something like this does not happen again?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well first of all, I wasn't there in May 2000. I get involved in October 2000. I didn't have -- I wasn't involved with Europe. And most importantly, we're subsuming the conclusions of the investigation. We can't do that at this point in time. Once this is done, and we all hope that is by the end of July, we will have those discussions, but we can't address that right now.

Jeffrey Tuck - Huntsinger-Jeffer - Analyst

You plan -- in trying to boost the value of the stock, are there any plans to buy back any of the outstanding stock that is out there to bring the value back up?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

We are not going to comment on that now until the investigation concludes. That is a very important data point.

Jeffrey Tuck - Huntsinger-Jeffer - Analyst

Okay, thank you.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

All I can tell you right now is that this management team is very sensitive to the issues of shareholder value. We are very familiar with various methods to unlock shareholder value. We will, and are, considering all possibilities. We need these data points.

Operator

(OPERATOR INSTRUCTIONS). There are no additional questions at this time.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Operator, could you check one more time just to make sure that there are no additional questions. I mean I want to make sure we give everybody the opportunity. So if we can just hold for one more minute here, I would appreciate that.

Operator

Not a problem. Please standby for your next question. [David Bernstein with Seneca Capital].

David Bernstein - Seneca Capital - Analyst

I just wanted to get an update on -- maybe you can expand on the relationship with Nick Benson. You mentioned in the 8-K that he is on paid administrative leave. What are your plans there and what is the timing of some sort of final decision on his status?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

A final decision on his status, David, will be upon the completion of the investigation. And for all the same reasons we can't discuss a lot of these issues -- as previously disclosed, Nick was placed on administrative leave to which he agreed. We discussed the timeline, so the ultimate disposition of Nick's status should be consistent with that timeline.

David Bernstein - Seneca Capital - Analyst

Is he taking part in Board decision making? What's is his -- does he have voting authority while he is still on administrative status, or what's his relationship with the other members of the Board while he is on this administrative leave or whatever?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Of course, he is not independent, right? So by law and by definition in deliberations of matters related to the investigations, those matters are required to be vetted by the Independent Directors. Nick is not an Independent Director. And for that matter, neither am I.

So clearly he is not involved in that process or wouldn't be independent. He is still on the Board. And the ultimate resolution as to "his Board seat" and his management status -- again, I sound like a broken record, and for that I apologize, but will be consistent with the timeline that we laid out for the conclusion (multiple speakers).

David Bernstein - Seneca Capital - Analyst

How many Independent Directors do you have? I know you have got six total Board -- well, six total Board members, right is that --?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Let me see. We have four Independent Directors.

Operator

Gary Steiner, with Awad Asset Management.

Gary Steiner - Awad Asset Management - Analyst

I have a couple of questions. First of all, thanks for being so frank and honest on the call. Can you -- I know you're limited in what you can say about the investigation, but can you say or give us just some clarity in terms of any other issues that may have come up relative to the investigation, and any personal or professional conduct or whatever -- can you say whether any of that activity would materially impact the value of the European business, or can you give us any comfort today that that would not be the case?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I really can't, Gary. I can't comment on the investigation really at all, other than we're not aware of any issues that relate to the U.S. We are all anxious to conclude the investigation, and I can't comment.

Gary Steiner - Awad Asset Management - Analyst

Can you say why the investigation is taking so long?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

No, I mean -- here is what I have got. The management team by definition has to be independent of the process. We are clearly -- we have to participate in the process, but it -- and it should, it needs to be independent. WilmerHale leads that process. They certainly -- they're trying to be both fair and thorough. And we certainly -- I'm putting my Board hat on for a moment, and my Interim CEO hat for a moment. We want to happen. So whatever it is in WilmerHale's professional estimation as to what they need to do to conclude that, in consultation with the Audit Committee, is what is going on.

Gary Steiner - Awad Asset Management - Analyst

Okay. And you have said earlier that everybody is incented to get this thing done as quickly as possible. Is that the case with the attorneys? Do they have an incentive to do this quickly?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well, you know, -- I mean WilmerHale and everybody involved is very aware of where the Company -- our status. And they know all about the timely filer issues and all the related issues and NASDAQ, etc. And what I do know is they have worked very closely with the Audit Committee, and where appropriate, management, too, including me. They have -- every time that I have been involved with them, they have been very thorough, fair and professional.

And I could just tell you through conduct in what I've been involved with, Gary, that they are very aware and they understand that -- I hate to use common vernacular, but you don't want to throw the baby out with the bath water. So, yes, incentived -- not financially incentived in this investigation is costing the Company a lot of money. But we just have to get there.

Gary Steiner - Awad Asset Management - Analyst

Okay. Can you say -- I mean obviously the U.S. business is clearly where the value is here. Given the circumstances and the situation that you find yourself in, has the Company been approached by any external parties that may have been interested in buying the domestic business?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Gary, not to my knowledge. I think some of that would probably be difficult under certain circumstances, but we haven't -- I'm not aware of any indication of interest, or at least at this point any even informal discussion.

Gary Steiner - Awad Asset Management - Analyst

Okay. Just two other questions. Can you say what your incentives are as Interim CEO?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

My incentives?

Gary Steiner - Awad Asset Management - Analyst

Yes.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well, we filed an 8-K yesterday, so please look at that. I'll tell you I wanted some stock, because I believe in the value here. And there is certainly equity incentive. Not that this means much to equity investors, but I've been involved in this Company a long time. I believe in this Company. I believe in the value. And there's a certain sort of level of personal dedication that probably goes beyond just any financial incentive there is to help play a role in creating value.

Gary Steiner - Awad Asset Management - Analyst

Okay. I appreciate that a lot. Just the last question. So in terms of just searching for new auditors, obviously you need to conclude the exiting process, but since the existing auditors were let go by in effect the old management team, is there really a need at this point in finding new auditors, or is there a possibility that you might just keep the existing team in place?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well, Gary, putting yourself in any independent auditors, notwithstanding their historical role with the Company, or any independent accountant we may have talked to, you can imagine they are sort of like all the rest of us with respect to all these issues. Everybody is waiting to see the results of the independent investigation. And all I can tell you is we have been engaged in very constructive conversation, again, missing sort of a critical data point to conclude those conversations, but we're considering every option. We have to.

Gary Steiner - Awad Asset Management - Analyst

Great. Again, I want to thank you for the way you have handled the call, and look forward to the continued dialog.

Operator

Peter Reed with CL King.

Peter Reed - CL King & Associates - Analyst

I just had a question. When you say that you're not aware of any issues which relate to the U.S. as part of the investigation, or North America, does that mean that the investigation looked at North America also, and there were no issues found, or the investigation was focused on Europe? If I could -- just can you clarify that?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I can provide limited clarification. The allegations that the Audit Committee is investigating related to accounting improprieties and other issues associated with Europe. And I -- that's been the focus. It wasn't -- the objective of the investigation wasn't, let's just go investigate everything that could or possibly ever have been wrong with Sunterra Corp. It was focused on the allegations.

Having said that, I'm sure that WilmerHale, as thorough and as professional as they are, there are no scope limitations, so if they became aware of other issues they should look at, I'm sure they would do that. I'm not aware of anything other than those related to the European allegations.

Peter Reed - CL King & Associates - Analyst

But when you say you're not aware, is that --?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

That's all I can tell you. It's not like -- I'm not on the Audit Committee. I don't work for WilmerHale. They don't consult me as to scope. They can't. They wouldn't be independent. You'll just have to -- look, in what -- the 15th is -- today is the 28. I mean we are less than three weeks away from their fact-finding portion. And clearly, we would not have said anything to you on this call that, with the best information possible, that we didn't totally believe. And if something else came out of it, boy, as soon as it's appropriate, we will disclose it to you.

Operator

Eric Ansbury with C&H Partners.

Eric Ansbury - C&H Partners - Analyst

I was wondering if you can expand upon your search for the auditor. I was under the impression that you are currently looking for a new auditor.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well, again, it is sort of difficult to talk about it, because it is sort of a sensitive issue. It's not sort of -- it is a sensitive issue. We have two objectives. Our first objective is to a recertification and any related restatement coming out of the investigation for prior periods, and that involves Grant Thornton. And we are constructively and completely working with them to make that happen. It's sort of difficult to finalize how that happens and when it happens, because we don't know what the results are yet of the investigation.

And the other thing we have to do is -- we are in the middle of 2006, and not just historical financials, but go forward quarterly and annual filings, we need an independent accountant. And we are engaged in constructive conversation and looking at all the alternatives with respect to that.

To go any -- particularly where we are with respect to the investigation, I'd be unfairly characterizing discussions with independent accountants, and that wouldn't be fair, and they wouldn't like it. And I don't want to jeopardize the process particularly when it is at such a sensitive and fragile point.

Operator

There are no additional questions at this time.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Ladies and gentlemen, thank you very much for joining in our call today. If you have any further questions, please feel free to either give me a call or Jim a call, and we will be happy to speak with you. Have a good day.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Thank you everybody.

Operator

Thank you for your participants in today's conference. This concludes your presentation. You may now disconnect. Good day.

Forward-Looking Statements and Risks and Uncertainties Set Forth in June 23, 2006 Press Release

Statements made by the Company on the conference call that disclose the Company’s or management’s intentions, expectations or predictions of the future, including restatement adjustments to the Company’s previously issued financial statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company’s former accounting firm; (4) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with Nasdaq listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market, which may adversely affect the trading of the stock; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company’s financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company’s business; and (10) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.